Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statements (No. 333-64346, No. 333-134583, and 333-139968) on Form S-8 of Hampton Roads Bankshares, Inc. of our report dated July 15, 2010, relating to the financial statements and supplemental schedule of the VBA Defined Contribution Plan for Bank of Hampton Roads (the Plan), which appears in this Annual Report on Form 11-K of the Plan for the year ended December 31, 2009.

Winchester, Virginia
July 15, 2010